                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Rockwell Medical Technologies, Inc. on Forms SB-2 and S-4 of our report dated March 21, 2005 on the consolidated financial statements of Rockwell Medical Technologies, Inc., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ PLANTE & MORAN, PLLC

Plante & Moran, PLLC
Auburn Hills, Michigan
July 25, 2005